Exhibit 3.13

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.             The name of the proposed corporation is SFA Acquisition, Inc.

2.                                      The initial registered office of the corporation is 300 E. McBee Avenue, Suite 500, Greenville, South Carolina 29601, and the initial registered agent at such address is Frank C. Williams Ill.

I hereby consent to the appointment as registered agent of the corporation:

/s/ Frank C. Williams III
Frank C. Williams III, Registered Agent

3.                                      The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable;

a.                                      ☒           The corporation is authorized to issue a single class of shares. The total number of shares authorized is 1,000,000.

b.                                      ☐            The corporation is authorized to issue more that one class of shares:

Class of Shares	Authorized No. of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:

(i) Shareholders of the corporation shall not have statutory preemptive rights to purchase shares of the corporation.

(ii) Shareholders shall not be entitled to cumulate votes for directors.

(ii) A director of the corporation shall not be personally liable to the corporation or any of its shareholders for Monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (c) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (d) for any transaction from which the director derived an improper personal benefit.

4.                                      The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended). N/A

050302-0041     FILED: 03/02/2006
SFA ACQUISITION, INC.

Mark Hammond

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

SFA Acquisition, Inc.
Name of Corporation

5.                                      The optional provisions, which the corporation elects to include in the articles of  incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended). N/A

6.                                      The name, address, and signature of each incorporator is as follows (only one is required).

Frank C. Williams III

300 E. McBee Avenue

Suite 500

Greenville, South Carolina 29601

/s/ Frank C. Williams III
Frank C. Williams III, Incorporator

7.                                      I, Peter B. Byford, an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date	1 March 2005	/s/ Peter B. Byford
Peter B. Byford
Leatherwood Walker Todd & Mann, P.C.
PO Box 87
300 East McBee Avenue, Suite 500
Greenville, South Carolina 29601
(864) 242-6440

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

State of South Carolina

Department of Revenue

301 Gervais Street, P O Box 125 Columbia, South Carolina 29214

February 13, 2009

Office of Secretary of State

Capital Complex

1205 Pendleton St Suite 525

Columbia, SC 29201

SC File #                   20335510 9

SUBJECT              SPARTAN FOODS OF AMERICA INC

Dear Mr Hammond

Upon review, it has been determined that the charter of the above referenced corporation was erroneously cancelled on September 10, 2008 and it is, therefore, respectfully requested that you reinstate the charter of said corporation

Yours Truly,

Tax Resolution And Services

Corporate Section

(803) 896-1730

CC                                                                              SPARTAN FOODS OF AMERICA INC
4250 ORCHARD PARK BLVD
SPARTANBURG SC,29303 4400

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE	080910-0595	Filed: 9/10/2009
Mar 08 2016	SPARTAN FOODS OF AMERICA INC
REFERENCE ID: 1603081501187	Filing Fee: $0.00

Mark Hammond South Carolina Secretary of State

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

COLUMBIA, SOUTH CAROLINA

CERTIFICATE OF DISSOLUTION

BY ADMINISTRATIVE DISSOLUTION

SPARTAN FOODS OF AMERICA INC	Date of Dissolution:
4250 ORCHARD PARK BLVD	SEP 10, 2008
SPARTANBURG, SC 29303	20335510

South Carolina Code of Laws §33-14-200 provides that the South Carolina Secretary of State’s Office shall administratively dissolve a corporation for the following reasons:

(1)         The corporation does not pay any franchise taxes, taxes payable under Chapter 7, of Title 12, or penalties imposed by the law;

(2)         The corporation does not deliver its annual report to the Department of Revenue when it is due;

(3)         The corporation is without a registered agent or registered office in this state;

(4)         The corporation does not notify the Secretary of State that its registered agent or registered office has been changed, that its registered agent has resigned, or that its registered office has been discontinued; or

(5)         The corporation’s period of duration stated in its articles of incorporation expires

Based on the records provided by the South Carolina Department of Revenue, it appears that after proper statutory notice, the above named corporation has failed to meet the requirements of (1) and/or (2) as set forth above

Now therefore, under the authority of South Carolina Code of Laws §33-14-200, the above named corporation is administratively dissolved as of the date of this Certificate of Dissolution.

/s/ Mark Hammond
Mark Hammond
South Carolina Secretary of State

Inquiries concerning this administrative dissolution should be directed to the South Carolina Department of Revenue, Corporate Section, Columbia, SC 28214-0100 or (803) 896-1730.

ADM. DISSOLUTION (SS-02)	Form Revised by South Caroline
Secretary of State, April 2008

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.              The name of the corporation is SFA Acquisition, Inc.

2.              Date of Incorporation is March 2, 2005.

3.              Agent’s Name and Address: Frank C. Williams III, 300 E. McBee Avenue, Suite 500, Greenville, South Carolina 29601.

4.              On March 31, 2005, the corporation adopted the following Amendment(s) of its Articles of Incorporation (Type or attach the complete text of each Amendment)

THEREFORE, BE IT RESOLVED, that the name of the Corporation is hereby changed to:

Spartan Foods of America, Inc.

5.              The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable insert “not applicable” or “NA”).

NA

6.              Complete either “a” or “b” whichever is applicable.

a.              ☐ Amendment(s) adopted by shareholder action.

At he date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group:	Shares	to be Cast	the meeting	For	or	Against

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

SFA Acquisition, Inc.
Name of Corporation

corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b.    ☒ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.              Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date:	3-31-05	SFA ACQUISITION, INC.

		By:	/s/ Patrick A. Duncan
Patrick A. Duncan, President

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE Mar 08 2016 REFERENCE ID: 1603081501187

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH OF A SOUTH CAROLINA DOMESTIC OR FOREIGN CORPORATION

Pursuant to Sections 33-5-102 and 33-15-108 of the South Carolina Code of Laws, the undersigned corporation submits the following information.

1.              Name of Corporation: Spartan Foods of America, Inc.

2.              State of Incorporation: South Carolina

3.              Date of Incorporation or issue of Certificate of Authority: 3/2/2005

4.              Frank C. Williams III’s present street address is:

300 E. McBee Ave, Suite 500, Greenville, SC 29601

5.              Frank C. Williams III ’s street address is to be changed to:

2 West Washington Street, Suite 1100, Greenville, South Carolina 29601

6.              The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

7.              Frank C. Williams III has informed the above named corporation that Frank C. Williams III is changing his/her address and that the change of address will be filed with the Secretary of State’s Office.

/s/ Frank C. Williams III
Signature

Frank C. Williams III
Print Name

Registered Agent
Title